As filed with the U.S. Securities and Exchange Commission on October 20, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Global Technology Acquisition Corp. I
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	66-0969672 (I.R.S. Employer Identification Number)

19 West 24th St.
10th Floor
New York, New York 10010
Telephone: (323) 577-9874
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fabrice Grinda
Executive Chairman
c/o Global Technology Acquisition Corp. I
19 West 24th St.
10th Floor
New York, New York 10010
Telephone: (323) 577-9874
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. Peyton Worley, Esq. Shagufa R. Hossain, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Tel: (212) 906-1200	Ryan J. Maierson, Esq. Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 Tel: (713) 546-5400	Nicholas Bullmore Dylan Wiltermuth Carey Olsen Willow House, Cricket Square Grand Cayman KY1-1001, Cayman Islands Tel: (345) 749 2000
Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 +1 (650) 470-4500	Pranav L. Trivedi, Esq. Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street London E14 5DS +44 207 519 7026

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-257861
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-half of one redeemable warrant(2)	2,875,000	$10.00	$28,750,000	$2,665.13
Class A ordinary shares included as part of the units(3)	2,875,000	—	—	—(4)
Redeemable warrants included as part of the units(3)	1,437,500	—	—	—(4)
Total			$28,750,000	$2,665.13(5)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-257861).

(3)
Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)
No fee pursuant to Rule 457(g) of the Securities Act.

(5)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $172,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-257861), which was declared effective by the Securities and Exchange Commission on October 20, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement on Form S-1 is being filed with respect to the registration of 2,875,000 additional units of Global Technology Acquisition Corp. I, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257861) (the “Prior Registration Statement”), initially filed by the Registrant on July 12, 2021 and declared effective by the Securities and Exchange Commission on October 20, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.
CERTIFICATION
The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of October 21, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than October 21, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.   All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-257861) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:
Exhibit No.	Description
5.1	Opinion of Latham & Watkins LLP, counsel to the Registrant.
5.2	Opinion of Carey Olsen, Cayman Islands counsel to the Registrant.
23.1	Consent of Marcum LLP.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2)
23.3	Consent of Carey Olsen (included in Exhibit 5.1)

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 20th day of October, 2021.
Global Technology Acquisition Corp. I
By:
/s/ Arnau Porto Dolc

Name: Arnau Porto Dolc
Title:  Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities on October 20, 2021.
Name	Position
/s/ Arnau Porto Dolc Arnau Porto Dolc	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Claudia Gast Claudia Gast	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)
/s/ Fabrice Grinda Fabrice Grinda	Executive Chairman

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